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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 11, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


         Delaware                      1-15615                    36-1433610
(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois               60606
    (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         On October 11, 2005, the Board of Directors of the Company elected Daniel H. Levy, 62, to serve as interim Chief Executive Officer, while the Company conducts a search to find a permanent Chief Executive Officer. Mr. Levy has served as a director of the Company since January 7, 1997 (and had served as a director from March 1996 until May 1996). From January 1, 2000 until April 6, 2005, Mr. Levy served as Chief Executive Officer and Chairman of the Board of Donnkenny, Inc., an apparel manufacturer. Mr. Levy is serving in this capacity without compensation.

         On October 11, 2005, Lucinda M. Baier provided notice of her resignation as President and Chief Operating Officer to the Company.

         On October 12, 2005, the Company issued a press release announcing the appointment of Mr. Levy as interim Chief Executive Officer and the resignation of Lucinda M. Baier as President and Chief Operating Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits.

99.1 Press release, dated October 12, 2005.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WHITEHALL JEWELLERS, INC.
                                                     (Registrant)


                                              By: /s/ John R. Desjardins
                                                 -------------------------------
                                                  John R. Desjardins
                                                  Executive Vice President
                                                  and Chief Financial Officer
Date:  October 14, 2005


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                                  EXHIBIT INDEX

         The following exhibit is furnished herewith as noted below.

     Exhibit No.         Exhibit
     -----------         -------

        99.1             Press Release, dated October 12, 2005




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